EXHIBIT 99.1
                                                                    ------------


NEXTWAVE WIRELESS LLC
                                                          12670 HIGH BLUFF DRIVE
                                                          SAN DIEGO, CA  92130

                                                          FOR IMMEDIATE RELEASE

                                                          DECEMBER 7, 2006


                NEXTWAVE WIRELESS LLC TO REDEEM $148.5 MILLION OF
                           NON-RECOURSE SECURED NOTES

                NOTES ISSUED IN 2005 AS PART OF NEXTWAVE TELECOM
                                 REORGANIZATION



SAN DIEGO, CA - December 7, 2006 - NextWave Wireless LLC, a wholly owned subsidiary of NextWave Wireless Inc., announced today it will redeem, at approximately 103.5% of face value, the Non-Recourse Secured Notes issued on April 13, 2005 to the former equity holders of NextWave Telecom Inc. Funds to redeem the notes will be paid from proceeds originally placed into escrow in connection with the sale of NextWave Telecom to Verizon Wireless in April 2005.

The holders of the Non-Recourse Secured Notes will receive a notice of redemption from the Company's escrow agent. The notice will contain instructions for the note holders to return their Notes and to provide payment instructions. The Indenture requires that holders be given 30 days notice prior to any redemption date. This requirement may be waived by a majority in aggregate principal amount of the Notes, and the Company will provide the opportunity for the holders to provide such a waiver with the notice of redemption.

For further information please refer to the Form 8-K, dated December 7, 2006, that the Company has filed with the U.S. Securities and Exchange Commission.


ABOUT NEXTWAVE WIRELESS INC.

NextWave Wireless Inc. is a wireless technology company engaged in the development of next-generation mobile broadband and wireless multimedia products, technologies, and services. Founded in 2005 and comprised of highly experienced wireless industry veterans from Intel, Microsoft, Motorola, Nokia, QUALCOMM, and Texas Instruments, NextWave Wireless develops WiMAX semiconductors, network component and device reference designs. Its PacketVideo subsidiary, a global provider of embedded multimedia software for mobile phones and converged devices, provides a wide range of multimedia solutions to many of the leading wireless carriers and handset manufacturers worldwide. Visit NextWave Wireless at www.nextwave.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, NextWave, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: our ability to develop and commercialize mobile broadband products and technologies; consumer acceptance of WiMAX technology; our ability to enter into and maintain network partner relationships;; changes in government regulations; changes in capital requirements; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. All such documents are available through the SEC's website at www.sec.gov. NextWave makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.


MEDIA CONTACTS:

Roy Berger
NextWave Wireless Inc.
(203) 742-2572
rberger@nextwave.com


INVESTOR RELATIONS:

Roseann Rustici
NextWave Wireless Inc.
(203)  742-2571
Investinfo@nextwave.com